UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 14, 2009
HANMI FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30421	95-4788120

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3660 Wilshire Boulevard, Penthouse Suite A Los Angeles, California	90010

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (213) 382-2200
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On September 14, 2009, Hanmi Financial Corporation (“Hanmi Financial”) entered into a non-binding Amended and Restated Term Sheet (the “Term Sheet”) with Leading Investment & Securities Cop., Ltd., a Korean corporation with its principal offices in Seoul, Korea (“Leading”), and IWL Partners LLC, a Korean company with its principal offices on Seoul, Korea (“IWL Partners”), which outlines the terms and conditions of the proposed investments by Leading and IWL in newly issued shares of common stock of Hanmi Financial.
     A portion of the transactions outlined by the Term Sheet have been accomplished in accordance with the Securities Purchase Agreement, dated June 12, 2009, between Hanmi Financial and Leading (as amended, the “Securities Purchase Agreement”). In accordance with the terms of the Securities Purchase Agreement, on September 4, 2009, Leading completed an initial acquisition of 5,070,423 shares of common stock of Hanmi Financial, representing 9.9% of the issued and outstanding shares after giving effect to such purchase, at a purchase price of $1.37 per share. Under the Securities Purchase Agreement, it is expected that Leading will acquire an additional 3,009,189 shares of common stock following receipt of all necessary regulatory approvals.
     Hanmi Financial is in active negotiations relating to a larger equity capital infusion from IWL Partners as outlined in the Term Sheet. The completion of any such transaction would be subject to, among others, the following conditions: (i) the negotiation of definitive documents and terms; and (ii) receipt of all required regulatory and shareholder approvals, as necessary.
     The Amended and Restated Term Sheet is attached hereto as Exhibit 99.1 and is incorporated herein by reference. It should be noted that there can be no assurances that the transactions outlined in the Term Sheet will be completed by the dates referenced therein, if at all.
Forward-Looking Statements
     This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; the ability of Leading to complete the transactions contemplated by the Securities Purchase Agreement; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration (“SBA”) loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and current and periodic reports filed with the Securities and Exchange Commission thereafter, which could cause actual results to differ from those projected. You should understand that it is not possible to predict or identify all such risks. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties. We undertake no obligation to update such forward-looking statements except as required by law.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
99.1	Amended and Restated Term Sheet, dated September 14, 2009, by and among Hanmi Financial Corporation, Leading Investment & Securities Co., Ltd., and IWL Partners LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2009	HANMI FINANCIAL CORPORATION
	By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Amended and Restated Term Sheet, dated September 14, 2009, by and among Hanmi Financial Corporation, Leading Investment & Securities Co., Ltd., and IWL Partners LLC.